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                                                                   EXHIBIT 10.13
                          AMENDMENT OF LEASE AGREEMENT


     This AMENDMENT OF LEASE AGREEMENT is made this 17TH day of December 1999 to be effective as of December 1, 1999, by and between FAIRE PARTNERS, LLC, a limited liability company organized and existing under the laws of the State of Texas ("Landlord") and RENAISSANCE ENTERTAINMENT CORPORATION, a corporation organized and existing under the laws of the State of Colorado ("Tenant").


                             PRELIMINARY STATEMENTS


     A. Landlord and Tenant executed that certain Lease Agreement dated November 13, 1997 pursuant to the terms of which the Landlord did lease unto the Tenant and the Tenant did hire from the Landlord the real property described on Exhibit "A" attached hereto, together with all improvements (as defined in the Lease Agreement) located thereon.

     B. Landlord and Tenant have reached certain understandings and agreements with respect to a modification of the Lease Agreement and desire to reduced such understanding and agreement to writing.

     ACCORDINGLY, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, Landlord and Tenant agree as follows:

          1. RENT DEFERRAL. Notwithstanding anything contained in Section 2.1 of the Lease Agreement to the contrary, during the period of time between December 1, 1999 and May 31, 2000 the Monthly Base Rent payable by Tenant to Landlord shall be reduced from $36,666.66 per month to $21,666.66 per month and during the period of time between June 1, 2000 through November 30, 2000, the Monthly Base Rent payable by Tenant to Landlord shall be increased to $51,666.66 per month. Subsequent to November 30, 2000, the Monthly Basic Rent shall be payable in accordance with the terms and provisions of Section 2.1 of the Lease Agreement.

          2. GUARANTY OF PAYMENT/STOCK WARRANT. As an inducement to Landlord to execute this Lease Amendment, simultaneously with the execution hereof, Tenant has caused Charles S. Leavell to execute and deliver to Landlord the Guaranty Agreement attached hereto as Exhibit "B" guaranteeing the payment of the rent deferred during the Deferral Period and shall cause to be issued to Landlord within thirty (30) days after the date hereof a Warrant to Purchase 100,000 shares of the common stock of Tenant at a price of $.30 per share (the "New Warrant"); the understanding and agreement being that:
     (i) the New Warrant same shall be on the terms and conditions as contained in that certain Warrant to Purchase Common Stock of Renaissance Entertainment Corporation dated November 12, 1997 issued by Tenant to Landlord (the "Existing Warrant")
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     other than the number of shares covered thereby and the price per share;
     and (ii) the Existing Warrant will be surrendered by Landlord to Tenant simultaneously with the issuance of the New Warrant.

          3. NO FURTHER MODIFICATIONS. Except as herein modified, the terms and provisions of the Lease Agreement are hereby ratified and confirmed in all respects by the parties hereto.


                                       FAIRE PARTNERS, LLC


                                       By  /s/ Stephen L. Feinberg
                                           ------------------------------------
                                           Stephen L. Feinberg
                                           Its Manager


                                       By  /s/ William Wise
                                           ------------------------------------
                                           William Wise, Manager


                                       By  /s/ Shirley T. Leavell
                                           ------------------------------------
                                           Shirley T. Leavell, Attorney-in-Fact
                                           For Charles H. Leavell, Manager

                                                                   LANDLORD



                                       RENAISSANCE ENTERTAINMENT CORPORATION


                                       By  /s/ Charles S. Leavell
                                           ------------------------------------
                                           Charles S. Leavell
                                           Its CEO

                                                                   TENANT

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                                    EXHIBIT A

                                LEGAL DESCRIPTION


PARCEL I:

Part of the Southeast Quarter and part of the Northeast Quarter of Section 36, Town 1 North, Range 21 East of the Fourth Principal Meridian, lying and being in the Town of Bristol, Kenosha County, Wisconsin, and being more particularly described as: Beginning on the South line of the Southeast Quarter of said Section at a point 600.7 feet South 89 degrees 24 minutes 50 seconds West from the Southeast corner of said Quarter Section; thence South 89 degrees 24 minutes 50 seconds West along the South line of said Quarter Section 729.8 feet and to the West line of the East half of said Quarter Section; thence North 1 degree 53 minutes 10 seconds West along the West line of the East Half of said Quarter
Section 2675.0 feet and to the North line of said Quarter Section; thence North 1 degree 46 minutes 40 seconds West along the West line of the Southeast Quarter of the Northeast Quarter of said Section 1325.36 feet and to the North line of said Quarter Quarter Section; thence North 89 degrees 02 minutes East along the North line of said Quarter Quarter Section 1051.34 feet and to the Westerly right-of-way line of Interstate Highway 94; thence South 2 degrees 03 minutes East along said right-of-way line 131.93 feet; thence South 21 degrees 06 minutes West along said right-of-way line 788.49 feet; thence South 2 degrees 03 minutes East along said right-of-way line 700 feet; thence South 17 degrees 45 minutes 50 seconds East along said right-of-way line 1167.69 feet; thence South 10 degrees 58 minutes 40 seconds East along said right-of-way line 482.66 feet; thence South 89 degrees 24 minutes 50 seconds West parallel to the South line of the Southeast Quarter of said Section 395.04 feet; thence South 0 degree 35 minutes 10 seconds East at right angles to the South line of said Quarter
Section 851.72 feet to the point of beginning.

PARCEL II:

The East Half of the West Half of the Southeast Quarter and the Southwest Quarter of the Northeast Quarter of Section Thirty-six (36), in Town One (1) North, Range Twenty-one (21) East of the Fourth Principal Meridian; in the Town of Bristol, County of Kenosha and State of Wisconsin.